Fontanella and Babitts
CERTIFIED PUBLIC ACCOUNTANTS                       534 Union Boulevard
                                                   Totowa Boro, New Jersey 07512
                                                   Tel: (973) 595-5300
                                                   Fax: (973) 595-5890



Board of Directors
Synergy Financial Group, Inc.
Synergy Bank
310 North Avenue East
Cranford, New Jersey 07016


         Re:      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the use in the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission and in the Form MHC-2 filed with the Office of Thrift Supervision of our report dated January 31, 2002, except for
Note 14, as to which the date is May 21, 2002, on the financial statements of Synergy Financial Group, Inc. and Subsidiaries for the years ended December 31, 2001 and 2000. We also consent to the references to us under the heading "Experts" in the Registration Statement on Form SB-2 and in the Form MHC-2.




/s/Fontanella and Babitts



July 29, 2002